UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2007
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49616	88-0488686

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11588 Sorrento Valley Road, Suite 17, San Diego, California	92121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 794-8889
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

Explanatory Note
          On February 14, 2007, Halozyme Therapeutics, Inc. (“Halozyme”) filed a Form 8-K in which it announced a new license agreement, an amended distribution agreement, and an amended development agreement with Baxter Healthcare Corporation and certain of its affiliates. A component of the transaction was also the sale of Halozyme common stock. With this filing, Halozyme is amending the original Form 8-K in order to provide copies of certain transaction documents that were entered into in connection with the transaction.
Item 1.01 Entry into Material Definitive Agreement.
          On February 13, 2007, a subsidiary of Halozyme Therapeutics, Inc. (“Halozyme”), Halozyme, Inc., Baxter Healthcare Corporation (“BHC”) and Baxter Healthcare S.A. (“BHSA” and along with BHC, collectively, “Baxter”) entered into the following agreements:
•	Enhanze License and Collaboration Agreement (the “License”);

•	Amended and Restated Exclusive Distribution Agreement (amending that certain Exclusive Distribution Agreement between the parties dated as of August 13, 2004, as amended on March 24, 2005 and December 8, 2005) (the “Distribution Agreement”); and

•	Amended and Restated Development and Supply Agreement (amending that certain Development and Supply Agreement between the parties dated as of March 24, 2005) (the “Development Agreement” and along with the License and Distribution Agreement, the “Agreements”).
          Under the terms of the License, Baxter will obtain a worldwide, exclusive license to develop and commercialize product combinations of rHuPH20, Halozyme’s proprietary recombinant human hyaluronidase, with Baxter hydration fluids and generic small molecule drugs (with the exception of combinations with (i) bisphosphonates as well as (ii) cytostatic and cytotoxic chemotherapeutic agents, the rights to which have been retained by Halozyme). In addition, Baxter will pay royalties on the sales, if any, of the products that result from the collaboration.
          Under the terms of the Distribution Agreement, Baxter paid Halozyme an initial upfront payment of $10 million and, pending the successful completion of a series of regulatory and sales events, Baxter may make milestone payments which could potentially reach a value of up to $25 million. In addition, Baxter will pay royalties on the sales of products covered under the Distribution Agreement. Baxter prepaid $1 million of these royalties in connection with the execution of the Agreements and Baxter will be obligated to prepay $9 million of additional royalties on or prior to January 1, 2009.
          Under the terms of the Development Agreement, Baxter will now assume all development, manufacturing, clinical, regulatory, sales and marketing costs of the products covered by the Distribution Agreement.
          In addition, on February 13, 2007, an affiliate of Baxter purchased 2,070,394 shares of Halozyme’s common stock for an aggregate of $20 million (as further described in Item 3.02 below).
          The preceding descriptions of the License, Distribution Agreement, and Development Agreement are summaries of the material terms of those agreements and do not purport to be complete, and are qualified in their entirety by the copies of such agreements which are filed as Exhibits 99.2, 99.3, and 99.4, respectively, to this Form 8-K/A.
Item 3.02 Unregistered Sales of Equity Securities.
          On February 13, 2007, Halozyme sold 2,070,394 shares of its common stock, $0.001 par value per share (the “Shares”), to Baxter International Inc. (“BII”) pursuant to a Stock Purchase Agreement (the “Purchase Agreement”). The Shares were sold at a per share purchase price of $9.66 per share and Halozyme received gross proceeds of $20 million. The per share purchase price represented a 25% premium to the average closing price of Halozyme’s common stock as reported by the American Stock Exchange over the thirty (30) trading days immediately preceding the date of the Purchase Agreement.

          No shareholder approval was required for the sale of the Shares. BII represented that it is an accredited investor as defined in the Securities Act of 1933, as amended (the “Securities Act”), and the Shares were sold pursuant to exemptions from registration under Regulation D of the Securities Act. Proceeds from the sale of the Shares will be used to support Halozyme’s ongoing operations, including research and development activities, as well as for other general corporate purposes.
          Halozyme has not filed a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the Shares, but BII may request that Halozyme register the Shares after the earlier of (i) the two year anniversary of the sale of the Shares or (ii) the date upon which Halozyme’s Board of Directors announces the approval of a change of control transaction. Halozyme will not be required to register the Shares if BII and Halozyme mutually agree that the Shares may be sold pursuant to the provisions of Rule 144 under the Securities Act of 1933, as amended.
          The preceding description of the Purchase Agreement is a summary of the material terms of that agreement and does not purport to be complete, and is qualified in its entirety by the copy of such agreement which is filed as Exhibit 99.1 to this Form 8-K/A.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Stock Purchase Agreement, dated as of February 13, 2007 by and among Halozyme Therapeutics, Inc., and Baxter International Inc.
99.2*	Enhanze License and Collaboration Agreement, dated as of February 13, 2007 by and among Halozyme, Inc., Baxter Healthcare Corporation and Baxter Healthcare S.A.
99.3*	Amended and Restated Exclusive Distribution Agreement dated as of February 13, 2007 by and among Halozyme, Inc., Baxter Healthcare Corporation and Baxter Healthcare S.A.
99.4*	Amended and Restated Development and Supply Agreement, dated as of February 13, 2007 by and among Halozyme, Inc., Baxter Healthcare Corporation and Baxter Healthcare S.A.
*	Confidential treatment has been requested for certain portions of this exhibit. These portions have been omitted from this agreement and have been filed separately with the Securities and Exchange Commission.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.
February 20, 2007	By:	/s/ David A. Ramsay
David A. Ramsay
Secretary and Chief Financial Officer